Exhibit 99.1

OptimizeRx to Present at the 7th Annual LD Micro Invitational on June 7, 2017

Rochester, MI (May 30, 2017) OptimizeRx Corp. (OTCQB: OPRX), the leading aggregator of pharmaceutical-sponsored services in electronic health record (EHR) platforms, has been invited to present at the 7th annual LD Micro Invitational being held on June 6-7, 2017 at the Luxe Sunset Bel Air Hotel in Bel Air, California.

OptimizeRx CEO William J. Febbo is scheduled to present on Wednesday, June 7 at 12:00 p.m. Pacific time, and participate in one-on-one meetings with institutional analysts and investors on June 6-7.

The CEO will present the OptimizeRx digital health platform, the industry's largest point-of-prescribe promotional network with more than 370 EHR partners reaching over 500,000 health care providers. Working in partnership with some of the world's largest pharmaceutical and health care companies, OptimizeRx been revolutionizing the point-of-care for physicians and their patients. A 20% expansion of the OptimizeRx EHR network in Q1 2017 drove a 22% increase in revenue.

The presentation will be webcast live and available for replay here and via the Investor Relations section of the company’s website at www.optimizerx.com.

View OptimizeRx’s profile at www.ldmicro.com/profile/OPRX.

This year’s LD Micro Invitational will feature presentations from 180 companies in the small- and micro-cap space, along with Q&A sessions, expert panels, and one-on-one and small group meetings. The event is designed to provide investors with a unique opportunity to gain insight into emerging growth companies across a variety of industry sectors.

For those interested in attending and scheduling a meeting with OptimizeRx, please contact LD Micro or visit www.ldmicro.com/events.

About LD Micro

LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space. What started out as a newsletter highlighting unique companies has transformed into an event platform hosting several influential conferences annually (Invitational, Summit, and Main Event).

In 2015, LDM launched the first pure microcap index (the LDMi) to exclusively provide intraday information on the entire sector. LD will continue to provide valuable tools for the benefit of everyone in the small and microcap universe. For more information, visit www.ldmicro.com.

About OptimizeRx Corp

Based in Rochester, Michigan, OptimizeRx Corporation is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca, and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact:

Ron Both

CMA

Tel (949) 432-7557

oprx@cma.team